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                                                                    EXHIBIT 23.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement and in the related Prospectus (Form S-8 No. 333-85982) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-32973) pertaining to the Employee Stock Purchase Plan of the Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-92793) pertaining to the 401(k) Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors Compensation Plan of The Gorman-Rupp Company, and in the Registration Statement and in the related Prospectus (Form S-3 No. 333-58108) pertaining to the J.C. Gorman and R.B. Gorman Trusts of our report dated November 30, 2001, with respect to the financial statements of American Machine & Tool Co., Inc. for the year ended October 31, 2001 appearing in the Form 8-K.

                                                     /s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
May 9, 2002